Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Inc. Reports Second Quarter 2010 Earnings
     July 20, 2010, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $3.4 million, or $0.19 per diluted share for the second quarter 2010, compared to $4.9 million, or $0.33 per diluted share for the second quarter of 2009, and $3.3 million, or $0.23 per diluted share for the first quarter of 2010. Net income available to common shareholders for the six months ended June 30, 2010 was $6.7 million, or $0.41 per diluted share, compared to $5.2 million, or $0.35 per diluted share, for the six months ended June 30, 2009. At June 30, 2010, total assets were $3.0 billion.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “During this quarter, Southwest sold 4,600,000 shares of common stock in a public offering resulting in net proceeds of approximately $54.3 million. The proceeds from the offering were used to increase Southwest’s working capital and for general corporate purposes, including investment in Southwest’s banking subsidiaries.
     Our capital position remains solid. Southwest and its banking subsidiaries have maintained capital levels that exceed the minimums for regulatory “well-capitalized” status. At June 30, 2010 Southwest’s total regulatory capital was $473.0 million for a total risk-based capital ratio of 17.78%, and Tier 1 capital was $439.0 million for a Tier 1 risk-based capital ratio of 16.50%.
     Southwest continues to manage our loan portfolio through the difficult credit climate with our ongoing, disciplined workout process and a clear focus on addressing the challenges of the commercial real estate construction and mortgage sectors.”
     Please review the following discussion and the attached financial tables for important additional information regarding our financial condition and performance.
Financial Overview
     Condition: Total assets were $3.0 billion at June 30, 2010, a decrease of 3% from December 31, 2009. At June 30, 2010 total loans were $2.6 billion, a decrease of 4% from December 31, 2009.
     At June 30, 2010 the allowance for loan losses was $67.1 million, up 30% from June 30, 2009 and up 7% from year-end 2009, and represented 2.71% of noncovered portfolio loans versus 2.00% and 2.46% at June 30, 2009 and December 31, 2009, respectively. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets including regular assessments of national and local economic conditions and trends. Provisions for loan losses are recorded in the amount necessary to maintain the allowance at the level management deems appropriate.
     Excluding assets subject to loss sharing agreements with the FDIC (“covered assets”), nonperforming assets increased to $145.4 million and 5.81% of portfolio loans and other real estate as of June 30, 2010 from $124.6 million and 4.87% of portfolio loans and other real estate as of December 31, 2009. A breakdown of noncovered portfolio loans and noncovered nonperforming assets by type is shown in the following table:

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Second Quarter 2010 Earnings

	Noncovered	Percentage of	Noncovered	Percentage of
	portfolio	total noncovered	nonperforming	total noncovered
(dollars in thousands)	loans	portfolio loans	assets	nonperforming assets
Real estate construction	$619,335	25.02%	$75,079	51.65%
Commercial real estate	1,244,217	50.26	25,413	17.48
Commercial	470,086	18.99	8,139	5.60
Residential real estate mortgages	102,382	4.14	8,843	6.08
Other consumer loans	39,328	1.59	255	0.18
Other real estate owned	—	—	27,634	19.01

Total	$2,475,348	100.00%	$145,363	100.00%

     Excluding covered loans, nonaccrual loans were $111.9 million as of June 30, 2010, an increase of $6.0 million, or 6%, from December 31, 2009. These loans are carried at their estimated collectible amounts and no longer accrue interest. Noncovered loans 90 days or more past due were $333,000 as of June 30, 2010 an increase of $23,000 from December 31, 2009. These loans are deemed to have sufficient collateral and are in the process of collection.
     Excluding covered loans, performing loans considered potential problem loans, which are not included in the past due or nonaccrual categories but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted to $242.2 million at June 30, 2010, a decrease of $16.2 million from December 31, 2009. Potential problem loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     At June 30, 2010 Southwest and its banking subsidiaries exceeded all applicable regulatory capital requirements. Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s capital exceeded the minimum requirements to be classified as “well-capitalized” by $207.0 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.
     Year-to-date Results:
     Summary: The $1.5 million increase in our net income available to common shareholders from 2009 is the result of an $8.4 million increase in net interest income driven by an improved net interest margin and a $2.1 million decrease in the provision for loan losses, offset in part by a $5.6 million decrease in noninterest income, a $2.1 million increase in noninterest expense, and a $1.3 million increase in income tax expense.
     Net Interest Income: Net interest income totaled $53.9 million for the first six months of 2010, compared to $45.5 million for the first six months of 2009, an increase of $8.4 million, or 19%. Year-to-date net interest margin was 3.62%, compared to 3.20% in 2009. Included in 2010 year-to-date net interest income is $846,000 of net recoveries from the resolution of nonperforming loans, additional discount accretion on loans and loss share receivable, offset in part by interest reversals on nonaccrual loans. Included in 2009 year-to-date net interest income is a recovery of $1.9 million in interest from the successful resolution of a nonperforming loan. These net recoveries had a 5 basis point and a 13 basis point impact, respectively.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $16.3 million for the first six months of 2010, compared to $18.4 million for the first six months of 2009. Noncovered net charge offs totaled $11.4 million, or 0.93% (annualized) of average noncovered portfolio loans year-to-date as of June 30, 2010, compared to $6.4 million, or 0.51% (annualized) of average noncovered portfolio loans for the same period in the prior year.
     Noninterest Income: Noninterest income totaled $8.1 million for the first six months of 2010, compared to $13.7 million for the first six months of 2009. The decrease in noninterest income was primarily the result of a $3.3 million gain on the FDIC-assisted acquisition and a $2.9 million gain on sale of investment securities that were recorded in the prior year.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Second Quarter 2010 Earnings
     Noninterest Expense: Noninterest expense totaled $31.4 million for the first six months of 2010, compared to $29.3 million for the first six months of 2009. The increase consists of a $1.1 million increase in personnel expense, a $1.1 million increase in other general and administrative expense, and a $734,000 increase in other real estate expense, offset in part by a $679,000 decrease in provision for unfunded loan commitments and a $202,000 decrease in FDIC and other insurance expense.
     Second Quarter Results:
     Summary: Net income available to common shareholders was $3.4 million in the second quarter of 2010, compared to $4.9 million in the second quarter of 2009 and $3.3 million in the first quarter of 2010. The decrease from the second quarter of 2009 is the result of a $3.3 million decrease in noninterest income, a $1.5 million increase in noninterest expenses, and a $299,000 increase in the provision for loan losses, offset by a $2.7 million increase in net interest income and an $868,000 decrease in income taxes. The increase from the first quarter of 2010 is the result of a $307,000 increase in net interest income, a $755,000 decrease in the provision for loan losses, and an $81,000 decrease in income taxes, offset by a $216,000 decrease in noninterest income and an $888,000 increase in noninterest expense.
     Net Interest Income: Net interest income totaled $27.1 million for the second quarter of 2010, compared to $24.5 million for the second quarter of 2009, an increase of $2.7 million, or 11%, and $26.8 million for the first quarter of 2010, an increase of $307,000, or 1%. Net interest margin was 3.65% for the second quarter of 2010, compared to 3.41% for the second quarter of 2009 and 3.59% for the first quarter of 2010. Included in the second quarter of 2010 net interest margin is a recovery of $452,000 from the quarterly adjustment of the discount accretion on loans and loss share receivable. Included in the second quarter 2009 net interest margin is a recovery of $1.9 million in interest as a nonperforming loan was resolved. Included in the first quarter 2010 net interest income is the net recovery of $394,000 from the resolution of a nonperforming loan and additional discount accretion on loans and loss share receivable, offset in part by interest reversals on nonaccrual loans. These recoveries had a 6 basis point, a 26 basis point, and a 5 basis point impact, respectively.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $7.8 million for the second quarter of 2010, compared to $7.5 million for the second quarter of 2009 and $8.5 million for the first quarter of 2010. Noncovered net charge offs totaled $5.9 million, or 0.94% (annualized) of average noncovered portfolio loans for the second quarter of 2010, compared to $2.0 million, or 0.31% (annualized), and $5.8 million, or 0.93% (annualized), of average noncovered portfolio loans for the second quarter of 2009 and the first quarter of 2010, respectively.
     Noninterest Income: Noninterest income totaled $4.0 million for the second quarter of 2010, compared to $7.3 million for the second quarter of 2009 and $4.2 million for the first quarter of 2010. The decrease in noninterest income from the second quarter of 2009 was primarily the result of a $3.3 million gain recognized on the FDIC-assisted transaction in June 2009.
     Noninterest Expense: Noninterest expense totaled $16.1 million for the second quarter of 2010, compared to $14.7 million for the second quarter of 2009 and $15.3 million for the first quarter of 2010. The increase from second quarter 2009 consists of a $1.1 million increase in other general and administrative expenses, a $750,000 increase personnel expense, and a $526,000 increase in other real estate expense, offset in part by a $798,000 decrease in FDIC and other insurance expense and a $124,000 decrease in provision for unfunded loan commitments. The increase from first quarter 2010 consists of a $523,000 increase in other real estate expense and a $368,000 increase in other general and administrative expense.
Southwest Bancorp and Subsidiaries
     Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, and specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. We became a public company in late 1993 with assets of approximately $434.0 million. At June 30, 2010 we had total assets of $3.0 billion, deposits of $2.4 billion, and shareholders’ equity of $375.3 million.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Second Quarter 2010 Earnings
     Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of June 30, 2010, approximately $713.2 million, or 29%, of our noncovered loans were loans to individuals and businesses in the healthcare industry.
     We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime lending has never been a part of our business strategy, and our exposure to subprime loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of June 30, 2010 approximately $1.8 billion, or 74%, of our noncovered loans was commercial real estate mortgage and construction loans, including $418.6 million of loans to individuals and businesses in the healthcare industry. Our commercial real estate mortgage and construction and commercial loans are concentrated in states that have experienced less adverse effects from the recession than many others.
     We operate six offices in Texas, eleven offices in Oklahoma, and eight offices in Kansas. At June 30, 2010 our Texas segment accounted for $1.0 billion, or 41% of total portfolio loans, followed by $914.0 million, or 36%, from our Oklahoma segment, $329.2 million, or 13%, from our Kansas segment, and $259.0 million, or 10%, from our other states segment.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk and interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties, because they are based upon: the amount and time of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.
     Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of June 30, 2010 through the date its financial statements are filed with the Securities and Exchange Commission. The June 30, 2010 financial statements will be adjusted as necessary to properly consider the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Second Quarter 2010 Earnings
Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Financial Data	Table 6
Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)
QUARTERLY HIGHLIGHTS

	Second Quarter			First Quarter
			%		%
	2010	2009	Change	2010	Change
Operations
Net interest income	$27,108	$24,456	11%	$26,801	1%
Provision for loan losses	7,776	7,477	4	8,531	(9)
Noninterest income	3,962	7,261	(45)	4,178	(5)
Noninterest expense	16,146	14,690	10	15,258	6
Income before taxes	7,148	9,550	(25)	7,190	(1)
Taxes on income	2,737	3,605	(24)	2,818	(3)
Net income	4,411	5,945	(26)	4,372	1
Net income available to common shareholders	3,366	4,910	(31)	3,329	1
Diluted earnings per share	0.19	0.33	(42)	0.23	(17)
Balance Sheet
Total assets	3,010,835	3,038,985	(1)	3,074,923	(2)
Loans held for sale	25,615	26,006	(2)	25,586	—
Noncovered portfolio loans	2,475,348	2,587,230	(4)	2,516,397	(2)
Covered portfolio loans	68,006	117,096	(42)	76,909	(12)
Total deposits	2,444,939	2,452,295	—	2,554,165	(4)
Total shareholders’ equity	375,319	305,416	23	315,341	19
Book value per common share	15.88	16.30	(3)	16.79	(5)
Key Ratios
Net interest margin	3.65%	3.41%		3.59%
Efficiency ratio	51.97	46.32		49.25
Total capital to risk-weighted assets	17.78	13.92		15.28
Nonperforming loans to portfolio loans — noncovered	4.76	3.19		4.11
Shareholders’ equity to total assets	12.47	10.05		10.26
Tangible common equity to tangible assets*	10.02	7.65		7.87
Return on average assets (annualized)	0.58	0.81		0.57
Return on average common equity (annualized)	4.64	8.26		5.42
Return on average tangible equity (annualized)	5.45	8.12		5.84
YEAR-TO-DATE HIGHLIGHTS

	Six Months
			%
	2010	2009	Change
Operations
Net interest income	$53,909	$45,494	18%
Provision for loan losses	16,307	18,359	(11)
Noninterest income	8,140	13,738	(41)
Noninterest expense	31,404	29,289	7
Income before taxes	14,338	11,584	24
Taxes on income	5,555	4,310	29
Net income	8,783	7,274	21
Net income available to common shareholders	6,695	5,206	29
Diluted earnings per share	0.41	0.35	17
Balance Sheet
Total assets	3,010,835	3,038,985	(1)
Loans held for sale	25,615	26,006	(2)
Noncovered portfolio loans	2,475,348	2,587,230	(4)
Covered portfolio loans	68,006	117,096	(42)
Total deposits	2,444,939	2,452,295	—
Total shareholders’ equity	375,319	305,416	23
Book value per share	15.88	16.30	(3)
Key Ratios
Net interest margin	3.62%	3.20%
Efficiency ratio (GAAP-based)	50.61	49.45
Total capital to risk-weighted assets	17.78	13.92
Nonperforming loans to portfolio loans — noncovered	4.76	3.19
Shareholders’ equity to total assets	12.47	10.05
Tangible common equity to tangible assets*	10.02	7.65
Return on average assets	0.58	0.50
Return on average common equity	5.00	4.40
Return on average tangible equity	5.45	4.99
Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	June 30,	December 31,	June 30,
	2010	2009	2009
Assets
Cash and cash equivalents	$125,290	$118,847	$33,724
Federal funds sold	—	—	809

Cash and cash equivalents	125,290	118,847	34,533
Investment securities:
Held to maturity. Fair value: $6,731, $6,754, $6,834, respectively	6,670	6,670	6,795
Available for sale. Amortized cost: $232,097, $236,199, $214.944, respectively	240,438	237,703	216,293
Other investments, at cost	18,787	19,066	19,989
Loans held for sale	25,615	43,134	26,006
Noncovered loans receivable	2,475,348	2,539,294	2,587,230
Less: Allowance for loan losses	(67,055)	(62,413)	(51,753)

Net noncovered loans receivable	2,408,293	2,476,881	2,535,477
Covered loans receivable (includes loss share of $18.7 million, $23.9 million, $33.1 million, respectively)	68,006	85,405	117,096

Net loans receivable	2,476,299	2,562,286	2,652,573
Accrued interest receivable	9,589	10,806	10,753
Premises and equipment, net	25,560	26,536	24,743
Noncovered other real estate	27,634	18,432	6,003
Covered other real estate	4,352	4,748	2,938
Goodwill	6,811	6,811	6,811
Other intangible assets, net	5,424	5,779	5,974
Other assets	38,366	47,473	25,574

Total assets	$3,010,835	$3,108,291	$3,038,985

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$326,721	$324,829	$291,014
Interest-bearing demand	102,218	74,201	94,060
Money market accounts	510,549	505,521	483,162
Savings accounts	25,321	25,730	25,660
Time deposits of $100,000 or more	861,110	1,004,439	905,202
Other time deposits	619,020	658,010	653,197

Total deposits	2,444,939	2,592,730	2,452,295
Accrued interest payable	2,567	3,191	5,953
Income tax payable	4,053	4,486	5,752
Other liabilities	8,958	13,121	11,238
Other borrowings	93,036	103,022	176,368
Subordinated debentures	81,963	81,963	81,963

Total liabilities	2,635,516	2,798,513	2,733,569

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	67,375	67,037	66,710
Common stock — $1 par value; 40,000,000 shares authorized; 19,388,797, 14,750,713, 14,658,042 shares issued, respectively	19,389	14,751	14,658
Paid in capital	98,712	49,029	48,387
Retained earnings	184,710	178,016	175,089
Accumulated other comprehensive income	5,133	945	853
Treasury stock, at cost, 0, 0, 15,602 shares, respectively	—	—	(281)

Total shareholders’ equity	375,319	309,778	305,416

Total liabilities and shareholders’ equity	$3,010,835	$3,108,291	$3,038,985

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Interest income
Loans	$33,891	$36,009	$68,263	$69,277
Investment securities	2,320	2,079	4,640	4,591
Other interest-earning assets	68	3	135	9

Total interest income	36,279	38,091	73,038	73,877

Interest expense
Interest-bearing deposits	7,371	11,072	15,545	23,132
Other borrowings	524	1,180	1,041	2,464
Subordinated debentures	1,276	1,383	2,543	2,787

Total interest expense	9,171	13,635	19,129	28,383

Net interest income	27,108	24,456	53,909	45,494

Provision for loan losses	7,776	7,477	16,307	18,359

Net interest income after provision for loan losses	19,332	16,979	37,602	27,135

Noninterest income
Service charges and fees	3,170	2,817	6,266	5,417
Gain on acquisition	—	3,281	—	3,281
Gain on sales of loans	416	926	1,401	1,644
Gain on investment securities	34	(9)	41	2,912
Other noninterest income	342	246	432	484

Total noninterest income	3,962	7,261	8,140	13,738

Noninterest expense
Salaries and employee benefits	7,637	6,887	15,217	14,126
Occupancy	2,836	2,789	5,619	5,520
FDIC and other insurance	1,521	2,319	3,108	3,310
Other real estate, net	629	103	735	1
General and administrative	3,523	2,592	6,725	6,332

Total noninterest expense	16,146	14,690	31,404	29,289

Income before taxes	7,148	9,550	14,338	11,584
Taxes on income	2,737	3,605	5,555	4,310

Net income	$4,411	$5,945	$8,783	$7,274

Net income available to common shareholders	$3,366	$4,910	$6,695	$5,206

Basic earnings per common share	$0.19	$0.34	$0.41	$0.36
Diluted earnings per common share	0.19	0.33	0.41	0.35
Common dividends declared per share	—	0.0238	—	0.0476

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended June 30,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans (2)	$2,606,686	$33,891	5.21%	$2,649,140	$36,009	5.45%
Investment securities	258,936	2,320	3.59	225,353	2,079	3.70
Other interest-earning assets	109,964	68	0.25	4,321	3	0.28

Total interest-earning assets	2,975,586	36,279	4.89	2,878,814	38,091	5.31
Other assets	67,454			67,725

Total assets	$3,043,040			$2,946,539

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$107,693	$140	0.52%	$87,036	$150	0.69%
Money market accounts	505,863	1,037	0.82	470,506	1,211	1.03
Savings accounts	25,615	16	0.25	17,309	14	0.32
Time deposits	1,527,074	6,178	1.62	1,497,651	9,697	2.60

Total interest-bearing deposits	2,166,245	7,371	1.36	2,072,502	11,072	2.14
Other borrowings	97,909	524	2.15	198,936	1,180	2.38
Subordinated debentures	81,963	1,276	6.23	81,963	1,383	6.75

Total interest-bearing liabilities	2,346,117	9,171	1.57	2,353,401	13,635	2.32

Noninterest-bearing demand deposits	321,651			267,406
Other liabilities	16,921			20,827
Shareholders’ equity	358,351			304,905

Total liabilities and shareholders’ equity	$3,043,040			$2,946,539

Net interest income and spread		$27,108	3.32%		$24,456	2.99%

Net interest margin (1)			3.65%			3.41%

Average interest-earning assets to average interest-bearing liabilities	126.83%			122.33%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

(2)	Information regarding noncovered and covered loans for the period shown is not readily available.

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the six months ended June 30,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans (2)	$2,637,992	$68,263	5.22%	$2,622,282	$69,277	5.33%
Investment securities	259,635	4,640	3.60	236,862	4,591	3.91
Other interest-earning assets	103,173	135	0.26	3,557	9	0.51

Total interest-earning assets	3,000,800	73,038	4.91	2,862,701	73,877	5.20
Other assets	73,314			68,333

Total assets	$3,074,114			$2,931,034

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$107,602	$272	0.51%	$87,870	$303	0.70%
Money market accounts	505,178	2,050	0.82	469,970	2,564	1.10
Savings accounts	25,622	32	0.25	16,198	23	0.29
Time deposits	1,588,142	13,191	1.67	1,470,271	20,242	2.78

Total interest-bearing deposits	2,226,544	15,545	1.41	2,044,309	23,132	2.28
Other borrowings	97,604	1,041	2.15	217,597	2,464	2.28
Subordinated debentures	81,963	2,543	6.21	81,963	2,787	6.80

Total interest-bearing liabilities	2,406,111	19,129	1.60	2,343,869	28,383	2.44

Noninterest-bearing demand deposits	312,717			261,980
Other liabilities	17,971			20,119
Shareholders’ equity	337,315			305,066

Total liabilities and shareholders’ equity	$3,074,114			$2,931,034

Net interest income and spread		$53,909	3.31%		$45,494	2.76%

Net interest margin (1)			3.62%			3.20%

Average interest-earning assets to average interest-bearing liabilities	124.72%			122.14%

(1)	Net interest margin = net interest income / average interest-earning assets.

(2)	Information regarding noncovered and covered loans for the period shown is not readily available.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2010		2009
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$33,891	$34,372	$36,355	$35,607	$36,009	$33,268
Investment securities	2,320	2,320	2,433	2,122	2,079	2,512
Other interest-earning assets	68	67	1	4	3	6

Total interest income	36,279	36,759	38,789	37,733	38,091	35,786
Interest expense:
Interest bearing demand deposits	140	132	66	107	150	153
Money market accounts	1,037	1,013	1,170	1,220	1,211	1,353
Savings accounts	16	16	16	39	14	9
Time deposits of $100,000 or more	3,517	4,024	4,340	4,822	5,552	5,980
Other time deposits	2,661	2,989	3,498	3,909	4,145	4,565

Total interest-bearing deposits	7,371	8,174	9,090	10,097	11,072	12,060
Other borrowings	524	517	625	960	1,180	1,284
Subordinated debentures	1,276	1,267	1,277	1,276	1,383	1,404

Total interest expense	9,171	9,958	10,992	12,333	13,635	14,748

Net interest income	27,108	26,801	27,797	25,400	24,456	21,038
Provision for loan losses	7,776	8,531	10,640	10,177	7,477	10,882
Noninterest income:
Service charges and fees	3,170	3,096	3,295	2,992	2,817	2,600
Gain on sales of loans	416	985	933	386	926	718
Gain (loss) on investment securities	34	7	3	10	(9)	2,921
Other noninterest income	342	90	257	322	3,527	238

Total noninterest income	3,962	4,178	4,488	3,710	7,261	6,477
Noninterest expense:
Salaries and employee benefits	7,637	7,580	7,349	7,824	6,887	7,239
Occupancy	2,836	2,783	3,159	2,958	2,789	2,731
FDIC and other insurance	1,521	1,587	1,101	1,134	2,319	991
Other real estate, net	629	106	39	90	103	(102)
Provision for unfunded loan commitments	(512)	(465)	147	(79)	(388)	90
Other general and administrative	4,035	3,667	4,246	3,601	2,980	3,650

Total noninterest expenses	16,146	15,258	16,041	15,528	14,690	14,599

Income before taxes	7,148	7,190	5,604	3,405	9,550	2,034
Taxes on income	2,737	2,818	2,030	1,271	3,605	705

Net income	$4,411	$4,372	$3,574	$2,134	$5,945	$1,329

Net income available to common shareholders	$3,366	$3,329	$2,534	$1,097	$4,910	$296

PER SHARE DATA
Basic earnings per common share	$0.19	$0.23	$0.17	$0.07	$0.34	$0.02
Diluted earnings per common share	0.19	0.23	0.17	0.07	0.33	0.02
Common dividends declared per share	—	—	0.0238	0.0238	0.0238	0.0238
Book value per share	15.88	16.79	16.46	16.43	16.30	16.01
Tangible book value per share*	15.53	16.33	15.99	15.96	15.84	15.52
COMMON STOCK
Shares issued	19,388,797	14,779,711	14,750,713	14,748,223	14,658,042	14,658,042
Less treasury shares	—	—	—	—	(15,602)	(49,930)

Outstanding shares	19,388,797	14,779,711	14,750,713	14,748,223	14,642,440	14,608,112

OTHER FINANCIAL DATA
Investment securities	$265,895	$260,837	$263,439	$258,790	$243,077	$179,006
Loans held for sale	25,615	25,586	43,134	36,526	26,006	76,404
Noncovered portfolio loans	2,475,348	2,516,397	2,539,294	2,572,111	2,587,230	2,526,293
Total noncovered loans	2,500,963	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Covered portfolio loans	68,006	76,909	85,405	103,630	117,096	—
Total assets	3,010,835	3,074,923	3,108,291	3,029,347	3,038,985	2,928,133
Total deposits	2,444,939	2,554,165	2,592,730	2,473,162	2,452,295	2,330,089
Other borrowings	93,036	103,620	103,022	146,449	176,368	193,739
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	375,319	315,341	309,778	309,118	305,416	300,406
Mortgage servicing portfolio	249,632	241,224	237,459	223,226	209,425	179,959
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$7,071
Core deposit intangible	3,830	3,967	4,103	4,240	4,378	2,498
Mortgage servicing rights	1,589	1,603	1,670	1,625	1,589	1,362
Nonmortgage servicing rights	5	5	6	7	7	8

Total intangible assets	$12,235	$12,386	$12,590	$12,683	$12,785	$10,939

Intangible amortization expense	$350	$359	$381	$344	$391	$204

Continued

*	This is a Non-GAAP based financial measure.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2010		2009
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered
Real estate mortgage:
Commercial	$1,251,709	$1,230,009	$1,212,409	$1,221,739	$1,208,819	$1,098,587
One-to-four family residential	106,814	111,185	114,614	125,034	116,068	114,111
Real estate construction
Commercial	589,590	630,472	618,078	612,905	622,298	640,132
One-to-four family residential	35,129	34,996	41,109	39,009	51,292	79,309
Commercial	471,004	487,074	520,505	538,757	554,734	558,834
Installment and consumer:
Guaranteed student loans	7,389	10,199	36,163	30,949	18,477	69,792
Other	39,328	38,048	39,550	40,244	41,548	41,932

Total noncovered loans, including held for sale	2,500,963	2,541,983	2,582,428	2,608,637	2,613,236	2,602,697
Less allowance for loan losses	(67,055)	(65,168)	(62,413)	(57,777)	(51,753)	(46,262)

Total noncovered loans, net	$2,433,908	$2,476,815	$2,520,015	$2,550,860	$2,561,483	$2,556,435

Covered
Real estate mortgage:
Commercial	$36,107	$37,487	$39,836	$37,820	$40,411	$—
One-to-four family residential	10,277	10,843	12,630	17,246	17,889	—
Real estate construction
Commercial	8,190	11,173	12,515	14,178	14,277	—
One-to-four family residential	3,853	5,273	5,324	9,936	13,647	—
Commercial	8,487	10,807	13,412	21,475	27,203	—
Installment and consumer:	1,092	1,326	1,688	2,975	3,669	—

Total covered loans	$68,006	$76,909	$85,405	$103,630	$117,096	$—

DEPOSIT COMPOSITION
Non-interest bearing demand	$326,721	$317,896	$324,829	$309,767	$291,014	$274,175
Interest-bearing demand	102,218	119,757	74,201	82,622	94,060	85,629
Money market accounts	510,549	506,659	505,521	506,196	483,162	467,924
Savings accounts	25,321	25,871	25,730	25,636	25,660	15,797
Time deposits of $100,000 or more	861,110	944,871	1,004,439	888,814	905,202	849,814
Other time deposits	619,020	639,111	658,010	660,127	653,197	636,750

Total deposits	$2,444,939	$2,554,165	$2,592,730	$2,473,162	$2,452,295	$2,330,089

LOANS BY SEGMENT
Oklahoma banking	$914,004	$926,870	$933,150	$943,982	$967,981	$949,454
Texas banking	1,041,228	1,063,511	1,054,404	1,042,369	1,037,694	990,135
Kansas banking	329,157	342,596	359,633	400,710	412,314	309,774
Other states banking	258,965	260,329	277,512	288,680	286,337	276,930

Subtotal	2,543,354	2,593,306	2,624,699	2,675,741	2,704,326	2,526,293
Secondary market	25,615	25,586	43,134	36,526	26,006	76,404

Total loans	$2,568,969	$2,618,892	$2,667,833	$2,712,267	$2,730,332	$2,602,697

NET INCOME BY SEGMENT
Oklahoma banking	$4,334	$2,820	$3,807	$2,529	$3,284	$3,210
Texas banking	697	1,656	3,591	2,686	3,662	1,119
Kansas banking	985	(355)	(2,328)	(1,180)	2,405	598
Other states banking	(507)	1,722	300	57	(78)	(1,974)

Subtotal	5,509	5,843	5,370	4,092	9,273	2,953
Secondary market	72	327	(3)	(201)	117	(61)
Other operations	(1,170)	(1,798)	(1,793)	(1,757)	(3,445)	(1,563)

Net income	$4,411	$4,372	$3,574	$2,134	$5,945	$1,329

OFFICES AND EMPLOYEES
FTE Employees	447	455	466	471	478	425
Branches	23	24	24	24	24	18
Loan production offices	2	2	3	3	3	3
Assets per employee	$6,736	$6,758	$6,670	$6,432	$6,358	$6,890

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2010		2009
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.58%	0.57%	0.46%	0.28%	0.81%	0.18%
Return on average common equity (annualized)	4.64	5.42	4.06	1.78	8.26	0.50
Return on average tangible equity (annualized)	5.45	5.84	4.78	2.87	8.12	1.83
Net interest margin (annualized)	3.65	3.59	3.71	3.39	3.41	3.00
Total dividends declared to net income	19.84	20.02	34.31	57.46	20.58	92.00
Effective tax rate	38.29	39.19	36.22	37.33	37.75	34.66
Efficiency ratio	51.97	49.25	49.69	53.34	46.32	53.06
NONPERFORMING ASSETS
Noncovered
Nonaccrual loans	$111,871	$97,858	$105,887	$94,715	$74,205	$73,383
90 days past due and accruing	333	4	310	10,578	8,409	10,552
Restructured	5,525	5,650	—	—	—	—

Total nonperforming loans	117,729	103,512	106,197	105,293	82,614	83,935
Other real estate	27,634	18,809	18,432	6,389	6,003	5,351

Total nonperforming assets	$145,363	$122,321	$124,629	$111,682	$88,617	$89,286

Potential problem loans	$242,217	$275,912	$258,399	$255,051	$178,081	$133,810

Covered
Nonaccrual loans	$14,504	$16,192	$12,322	$14,686	$8,607	$—
90 days past due and accruing	130	356	1,136	4,544	3,658	—

Total nonperforming loans	14,634	16,548	13,458	19,230	12,265	—
Other real estate	4,352	4,489	4,748	2,598	2,938	—

Total nonperforming assets	$18,986	$21,037	$18,206	$21,828	$15,203	$—

Potential problem loans	$6,184	$6,620	$8,874	$4,421	$5,977	$—

ALLOWANCE ACTIVITY
Balance, beginning of period	$65,168	$62,413	$57,777	$51,753	$46,262	$39,773
Charge offs	6,168	6,545	6,756	4,372	2,975	4,810
Recoveries	279	769	752	219	989	417

Net charge offs	5,889	5,776	6,004	4,153	1,986	4,393
Provision for loan losses	7,776	8,531	10,640	10,177	7,477	10,882

Balance, end of period	$67,055	$65,168	$62,413	$57,777	$51,753	$46,262

ASSET QUALITY RATIOS
Noncovered
Nonperforming assets to portfolio loans and other real estate	5.81%	4.82%	4.87%	4.33%	3.41%	3.53%
Nonperforming loans to portfolio loans	4.76	4.11	4.18	4.09	3.19	3.32
Net loan charge-offs to average portfolio loans (annualized)	0.94	0.93	0.95	0.62	0.31	0.71
Allowance for loan losses to portfolio loans	2.71	2.59	2.46	2.25	2.00	1.83
Allowance for loan losses to nonperforming loans	56.96	62.96	58.77	54.87	62.64	55.12
Covered
Nonperforming assets to portfolio loans and other real estate	26.24%	25.84%	20.19%	20.55%	12.67%	—
Nonperforming loans to portfolio loans	21.52	21.52	15.76	18.56	10.47	—
CAPITAL RATIOS
Average total shareholders’ equity to average assets	11.78%	10.18%	10.31%	10.24%	10.35%	10.47%
Leverage ratio	14.48	12.32	12.42	12.39	12.70	12.72
Tier 1 capital to risk-weighted assets	16.50	14.00	13.28	13.04	12.67	12.85
Total capital to risk-weighted assets	17.78	15.28	14.55	14.31	13.92	14.11
Tangible common equity to tangible assets**	10.02	7.87	7.61	7.79	7.65	7.76
REGULATORY CAPITAL DATA
Tier I capital	$438,973	$381,280	$377,418	$374,805	$372,713	$369,482
Total capital	472,971	415,955	413,438	411,201	409,764	405,613
Total risk adjusted assets	2,659,886	2,722,628	2,841,476	2,873,558	2,942,821	2,875,290
Average total assets	3,032,328	3,094,756	3,039,014	3,024,885	2,935,189	2,905,653

** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$375,319	$315,341	$309,778	$309,118	$305,416	$300,406
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	7,071
Preferred stock	67,375	67,205	67,037	66,872	66,710	66,549

Tangible common equity	$301,133	$241,325	$235,930	$235,435	$231,895	$226,786

Total assets	$3,010,835	$3,074,923	$3,108,291	$3,029,347	$3,038,985	$2,928,133
Less goodwill	6,811	6,811	6,811	6,811	6,811	7,071

Tangible assets	$3,004,024	$3,068,112	$3,101,480	$3,022,536	$3,032,174	$2,921,062

Tangible common equity to tangible assets	10.02%	7.87%	7.61%	7.79%	7.65%	7.76%
Balance sheet amounts and ratios are as of period end unless otherwise noted.